Exhibit 99.1

FOR IMMEDIATE RELEASE

ISSI Acknowledges Receipt of Director Nominations

MILPITAS, Calif., Dec. 1, 2014 — Integrated Silicon Solution, Inc. (Nasdaq: ISSI), a leader in advanced memory and analog IC solutions, today announced the receipt of a notice from an affiliate of Starboard Value LP stating that, together with Oliver Press Investors, LLC, it plans to nominate five candidates to stand for election to ISSI’s Board of Directors at ISSI’s 2015 Annual Meeting of Stockholders.

ISSI will review the notice to ensure that it complies with ISSI’s bylaws and applicable law. ISSI’s Board of Directors and the Board’s Nominating Committee will consider the nominations in due course.

Wilson Sonsini Goodrich & Rosati, Professional Corporation, is acting as legal advisor to ISSI.

Additional Information and Where to Find It

Integrated Silicon Solution, Inc. (the “Company”), its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the Company’s 2015 Annual Meeting of Stockholders (the “Annual Meeting”). The Company plans to file a proxy statement (the “2015 Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Annual Meeting.

Jimmy S. M. Lee, Scott D. Howarth, Kong Yeu Han, Paul Chien, Jonathan Khazam, Keith McDonald, Stephen Pletcher, Bruce A. Wooley and John Zimmerman, all of whom are members of the Company’s Board of Directors, and John M. Cobb, Vice President and Chief Financial Officer, are participants in the Company’s solicitation. Other than Messrs. Lee, Howarth and Han, none of such participants owns in excess of 1% of the Company’s common stock. Messrs. Lee and Howarth may each be deemed to own approximately 1.1% of the Company’s common stock, and Mr. Han may be deemed to own approximately 1.2% of the Company’s common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the 2015 Proxy Statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting. Information relating to the foregoing can also be found in the Company’s definitive proxy statement for its 2014 Annual Meeting of Stockholders (the “2014 Proxy Statement”), which was filed with the SEC on January 13, 2014. To the extent that holdings of the Company’s securities have changed since the amounts printed in the 2014 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Promptly after filing its definitive 2015 Proxy Statement with the SEC, the Company will mail the definitive 2015 Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the Annual Meeting. STOCKHOLDERS ARE URGED TO READ THE 2015 PROXY STATEMENT

ISSI Release

December 1, 2014

(INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the definitive 2015 Proxy Statement and any other documents filed by the Company with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov), at the Company’s website (http://www.issi.com) or by writing to Investor Relations, Integrated Silicon Solution, Inc., 1623 Buckeye Drive, Milpitas, CA 95035.

About Integrated Silicon Solution, Inc.

ISSI is a fabless semiconductor company that designs and markets high performance integrated circuits for the following key markets: (i) automotive, (ii) communications, (iii) industrial, medical, and military, and (iv) digital consumer. The Company’s primary products are low, medium and high density DRAM and high speed and low power SRAM. The company also designs and markets NOR flash products and high performance analog and mixed signal integrated circuits. ISSI is headquartered in Silicon Valley with worldwide offices in Taiwan, Japan, Singapore, China, Europe, Hong Kong, India, and Korea. Visit our web site at http://www.issi.com/.

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Contact:

John M. Cobb

Chief Financial Officer

Investor Relations

(408) 969-6600

ir@issi.com

Shelton Group

Leanne Sievers, EVP

P: 949-224-3874

E: lsievers@sheltongroup.com

Matt Kreps, Managing Director

P: 214-272-0073

E: mkreps@sheltongroup.com